[MARRIOTT LOGO]	Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20058 (301) 380-7770

NEWS

CONTACT: Tom Marder

      (301) 380-2553

      thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS EPS FROM CONTINUING OPERATIONS OF $0.52 FOR THE SECOND QUARTER OF 2003, UP 6% FROM 2002

WASHINGTON, D.C. – July 17, 2003 – Marriott International, Inc. (NYSE:MAR) today reported diluted earnings per share from continuing operations of $0.52 in the second quarter of 2003, up 6 percent from the 2002 second quarter. Income from continuing operations, net of taxes, for the quarter was $126 million, essentially flat with $127 million for the year ago quarter. Synthetic fuel operations contributed approximately $26 million after-tax ($0.11 per share) during the second quarter of 2003 compared to $15 million after-tax ($0.06 per share) a year ago.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “We are pleased with the strength of our second quarter results and balance sheet, especially in light of lower worldwide lodging demand during the quarter due to the Iraqi war, Severe Acute Respiratory Syndrome (SARS) and the global economic slowdown. We continue to have considerable success in protecting hotel profitability with meaningful productivity improvements and specific action plans for each hotel. Our hotel house profit margins in the second quarter declined less than they did in the first quarter, despite a larger decline in revenue per available room (REVPAR). Also, we completed several product enhancements during the quarter, including the industry-leading rollout of wireless high-speed Internet access at 400 hotels, as well as enhancements to our Marriott Rewards frequent guest program.

“Our global rooms growth continues to be on track. With our partners, we added 7,449 rooms to our system in the second quarter. We often see more conversion activity to our brands during challenging times, as hotel owners and franchisees select the strongest performing brands, and the second quarter was no exception. More than half of the new rooms in the second quarter were conversions of existing hotels to one of our brands and more than one-third of our room additions were outside the U.S. Our pipeline of properties under construction, awaiting conversion, or approved for development totals nearly 50,000 rooms worldwide.”

MARRIOTT LODGING profits totaled $175 million during the second quarter of 2003, down 9 percent from the prior year, primarily reflecting the weaker lodging demand environment in both the U.S. and abroad, offset somewhat by higher timeshare profits. Base management and franchise fees were $144 million, roughly the same as a year ago, as new fees from unit growth offset the effect of lower comparable room revenues. Incentive management fees declined $24 million during the quarter to $28 million as lower REVPAR and house profit margins reduced profitability at the unit level, particularly in the U.S. and Asia.

For the 2003 second quarter (12 weeks ended June 20, 2003), REVPAR for comparable systemwide North American hotels decreased by 5.0 percent, while REVPAR for comparable company-operated North American properties decreased by 6.2 percent, driven by lower occupancy and lower average room rates. REVPAR at full-service hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) declined 6.1 percent and 6.4 percent in the quarter for systemwide and managed comparable hotels, respectively, while REVPAR for select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) posted a REVPAR decrease of 3.6 percent and 5.5 percent, respectively.

Our second quarter profits for international lodging reflected the dramatic impact of SARS and the war in Iraq, with REVPAR down 13.8 percent on a constant dollar basis, driven entirely by occupancy declines. Asia Pacific occupancy rates declined more than 20 percentage points. The Caribbean and Latin America enjoyed strong leisure demand, resulting in an 8.0 percent increase in REVPAR in that region during the quarter.

Marriott’s timeshare business reported seven percent growth in contract sales in the second quarter. Contract sales were strong at timeshare resorts in Aruba, Hawaii, and St. Thomas, while resorts in Orlando and Lake Tahoe reported lower contract sales than a year ago. Profits in the timeshare business increased to $44 million in the quarter, due to higher timeshare note sale gains. The timeshare note sale gain in the second quarter was $32 million versus $15 million in the year ago quarter. Year-to-date, timeshare note sale gains were $32 million in 2003 compared to $28 million in the first half of 2002.

We added 55 hotels and timeshare resorts (7,449 rooms) to our worldwide lodging portfolio during the second quarter, while four hotels (1,327 rooms) exited the system. Seven Marriott Hotels & Resorts (2,430 rooms) opened during the quarter, including the Seattle Waterfront Marriott and the St. Kitts Marriott. Two Ritz-Carlton hotels (294 rooms), seven Courtyards (856 rooms), five Residence Inns (726 rooms), four SpringHill Suites (634 rooms), and eight Fairfield Inns (616 rooms) also opened during this period. Twenty-one hotels (1,795 rooms) were converted to our Ramada International brand during the second quarter, including 16 hotels (1,092 rooms) in Sweden. At the end of the second quarter, our lodging group encompassed 2,640 hotels and timeshare resorts (477,397 rooms).

CORPORATE EXPENSES were $24 million in the second quarter of 2003 compared to $23 million a year ago. Interest expense in the quarter was $25 million, up $4 million from a year ago, primarily because lower levels of investment spending reduced the amount of capitalized interest.

At the end of the second quarter, total debt (including debt associated with discontinued operations) was $1.7 billion and cash balances totaled $144 million compared to $2.2 billion of debt and $525 million of cash at March 28, 2003. We owned and operated eight hotels at the end of the quarter.

We repurchased 1.1 million shares of common stock during the second quarter at a total cost of $40 million and have repurchased approximately 6.1 million shares year to date in 2003. Currently, our remaining share authorization totals approximately 17 million shares. We continue to expect to spend approximately $400 million buying our common stock in 2003.

We completed the sale of two hotels, subject to long-term operating agreements, for $108 million during the second quarter. Early in the third quarter, we sold another hotel for $39 million, subject to a long-term operating agreement, as well as a 50 percent interest in our synthetic fuel business for $25 million. Also, we will receive additional profits over the life of the synthetic fuel joint venture based on the amount of tax credits produced and allocated to the purchaser.

The sale of the 50 percent interest in our synthetic fuel business had been subject to certain closing conditions, including the receipt of a satisfactory private letter ruling from the Internal Revenue Service regarding the new ownership structure. In April 2003, the IRS instituted a “temporary pause” in issuing private letter rulings and has not provided any guidance as to when such issuances might resume. Marriott and the purchaser decided to close on this transaction prior to receipt of a new private letter ruling. However, in the event that a private letter ruling is not obtained by December 15, 2003, the purchaser will have a onetime right to return its ownership interest to Marriott. We believe that the exercise of this right would have no impact on Marriott’s earnings in 2003. Given the presence of the onetime right, we expect to consolidate the joint venture for accounting purposes until the right expires. Thereafter, if the right is not exercised, we will use equity method accounting.

We closed our distribution services business in 2002 and completed the sale of our senior living business in the 2003 first quarter. Therefore, we show the financial results for those businesses as discontinued operations for 2002 and 2003. Losses per share from discontinued operations were $0.01 in the second quarter of 2003 versus earnings of $0.01 a year ago.

OUTLOOK

While lodging demand has generally returned to levels experienced prior to the war in Iraq, it continues to be very difficult to forecast future performance. Although there are some signs of an improving economic climate in the United States, we have not yet seen clear indications of a meaningful rebound in REVPAR and profits. We believe the impact of an improving economy on the lodging business is likely to lag by roughly two quarters. Therefore, we believe it is prudent at this point to estimate that REVPAR in the third quarter will decline between three percent and zero percent and average hotel house profit margin will decline between one to three percentage points. We estimate lodging profits will total $135 million to $140 million in the 2003 third quarter, including estimated timeshare profits of $23 million to $27 million. Including approximately $0.09 to $0.10 in after-tax earnings per share from our synthetic fuel operations, we anticipate that earnings per share from continuing operations will total $0.35 to $0.39 per share in the third quarter.

For the 2003 fourth quarter, assuming REVPAR performance of between a two percent decline and two percent growth and an average house profit margin decline of between two percentage points and zero, completion of a timeshare mortgage note sale transaction, and $0.06 to $0.08 of after-tax earnings per share from our synthetic fuel business, we estimate diluted earnings per share from continuing operations will range from $0.57 to $0.61.

Under these assumptions, we estimate 2003 full year earnings per share from continuing operations, including synthetic fuel, to range from $1.80 to $1.88.

We expect to add approximately 30,000 hotel rooms in 2003, including the third quarter opening of the Grande Lakes Orlando resort, which has a 1,000 room J.W. Marriott hotel and a 584 room Ritz-Carlton hotel. In 2004, we anticipate adding 25,000 to 30,000 new rooms to our worldwide lodging portfolio. We expect investment spending in 2003 to include approximately $75 million for maintenance capital spending and approximately $100 million to $125 million for new company-developed hotels. We anticipate timeshare investment spending to total approximately $175 million to $200 million. We also expect to invest approximately $200 million in equity slivers, mezzanine financing and mortgage loans for hotels developed by our partners. We expect that total investment spending in 2003 will be roughly $550 million to $600 million.

We invite individual investors and members of the news media to listen to our second quarter earnings conference call on July 17, 2003 at 10:00 a.m. ET on the Internet. Go to http://www.marriott.com/investor and click on “recent investor news.” A recording of the call will be available by telephone until July 24, 2003 at 8:00 p.m. ET by calling (719) 457-0820, reservation number 286436.

This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties expected to be added in future years; expected investment spending; anticipated results from synthetic fuel operations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the duration and severity of the current economic slowdown and the pace at which the lodging industry adjusts to the continuing war on terrorism; the impact of Severe Acute Respiratory Syndrome (SARS) on travel, particularly if recent apparent successes in efforts to control the disease are not maintained, or if travel is slow to return to the affected areas; supply and demand changes for hotel rooms, vacation ownership intervals, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance growth and owner refurbishment of existing hotels; and the risk that the Internal Revenue Service may not issue a satisfactory private letter ruling in connection with the sale of the interest in our synthetic fuel business or reject any of the tax credits produced; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading worldwide hospitality company with over 2,600 lodging properties in the United States and 68 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Ramada International brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Marriott Grand Residence Club brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic fuel business.The company is headquartered in Washington, D.C., has approximately 128,000 employees, and was ranked as the lodging industry’s most admired company and one of the best places to work for by FORTUNE®. For more information or reservations, please visit our web site at www.marriott.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	12 Weeks Ended June 20, 2003			12 Weeks Ended June 14, 2002
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (worse)
SALES
Base management fees	$88	$—	$88	$91	$—	$91
Franchise fees	56	—	56	54	—	54
Incentive management fees	28	—	28	52	—	52
Owned and leased properties	87	—	87	96	—	96
Other lodging revenue [1]	314	—	314	345	—	345
Cost reimbursements [2]	1,402	—	1,402	1,343	—	1,343
Synthetic Fuel	—	63	63	—	53	53

Total Revenues	1,975	63	2,038	1,981	53	2,034

OPERATING COSTS AND EXPENSES
Owned and leased—direct [3]	89	—	89	89	—	89
Other lodging—direct [4]	265	—	265	287	—	287
Reimbursed costs	1,402	—	1,402	1,343	—	1,343
Administrative and other [5]	44	—	44	70	—	70
Synthetic Fuel	—	105	105	—	96	96

Total Expenses	1,800	105	1,905	1,789	96	1,885

Segment Financial Results	$175	$(42)	133	$192	$(43)	149	(11)

Corporate expenses			(24)			(23)
Interest expense			(25)			(21)
Interest income			27			28
Provision for loan losses			(1)			—

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES			110			133
Benefit (Provision) for income taxes			16			(6)

INCOME FROM CONTINUING OPERATIONS			126			127	(1)
Discontinued operations
Senior Living Services
Income from discontinued operations, net of tax			1			3
Loss on disposal, net of tax			(2)			—
Marriott Distribution Services
Loss from discontinued operations, net of tax			—			(1)

NET INCOME			$125			$129	(3)

EARNINGS PER SHARE—Basic
Earnings from continuing operations			$0.54			$0.52	4
Earnings from discontinued operations			—			0.01	*

Earnings per share			$0.54			$0.53	2

EARNINGS PER SHARE—Diluted
Earnings from continuing operations			$0.52			$0.49	6
(Loss) earnings from discontinued operations			(0.01)			0.01	*

Earnings per share			$0.51			$0.50	2

Basic Shares			232.3			242.8
Diluted Shares			244.3			259.8

* Calculated percentage is not meaningful.

[1]	Other lodging revenue includes timeshare revenue (including note sale gains and excluding base management fees and reimbursed costs), ExecuStay revenue, land rent income, and other revenue.
[2]	Cost reimbursements include reimbursements for Marriott funded operating expenses. Marriott earns no markup on these expenses.
[3]	Owned and leased—direct expenses include operating expenses of owned or leased hotels including lease payments, pre-opening expenses and depreciation.
[4]	Other lodging—direct expenses include administrative and related expenses of the timeshare (including timeshare development, financing and joint venture results, but excluding reimbursed costs) and ExecuStay business units.
[5]	Administrative and other expenses include lodging segment overhead, joint venture results, amortization, and gains and losses. Does not include any administrative and other expenses related to either the timeshare or ExecuStay business units.

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	24 Weeks Ended June 20, 2003			24 Weeks Ended June 14, 2002
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (worse)
SALES
Base management fees	$180	$—	$180	$176	$—	$176
Franchise fees	108	—	108	105	—	105
Incentive management fees	57	—	57	84	—	84
Owned and leased properties	176	—	176	189	—	189
Other lodging revenue [1]	590	—	590	625	—	625
Cost reimbursements [2]	2,810	—	2,810	2,605	—	2,605
Synthetic Fuel	—	131	131	—	58	58

Total Revenues	3,921	131	4,052	3,784	58	3,842

OPERATING COSTS AND EXPENSES
Owned and leased—direct [3]	178	—	178	180	—	180
Other lodging—direct [4]	515	—	515	527	—	527
Reimbursed costs	2,810	—	2,810	2,605	—	2,605
Administrative and other [5]	96	—	96	127	—	127
Synthetic Fuel	—	232	232	—	107	107

Total Expenses	3,599	232	3,831	3,439	107	3,546

Segment Financial Results	$322	$(101)	$221	$345	$(49)	$296	(25)

Corporate expenses			(54)			(52)
Interest expense			(51)			(40)
Interest income			47			47
Provision for loan losses			(6)			—

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES			157			251
Benefit (Provision) for income taxes			56			(42)

INCOME FROM CONTINUING OPERATIONS			213			209	2
Discontinued operations
Senior Living Services
Income from discontinued operations, net of tax			8			7
Gain on disposal, net of tax			21			—
Marriott Distribution Services
Loss from discontinued operations, net of tax			—			(5)
Exit costs, net of tax			(1)			—

NET INCOME			$241			$211	14

EARNINGS PER SHARE—Basic
Earnings from continuing operations			$0.91			$0.86	6
Earnings from discontinued operations			0.12			0.01	*

Earnings per share			$1.03			$0.87	18

EARNINGS PER SHARE—Diluted
Earnings from continuing operations			$0.87			$0.81	7
Earnings from discontinued operations			0.12			0.01	*

Earnings per share			$0.99			$0.82	21

Basic Shares			233.1			242.4
Diluted Shares			243.9			260.4

* Calculated percentage is not meaningful.

[1]	Other lodging revenue includes timeshare revenue (including note sale gains and excluding base management fees and reimbursed costs), ExecuStay revenue, land rent income, and other revenue.
[2]	Cost reimbursements include reimbursements for Marriott funded operating expenses. Marriott earns no markup on these expenses.
[3]	Owned and leased—direct expenses include operating expenses of owned or leased hotels including lease payments, pre-opening expenses and depreciation.
[4]	Other lodging—direct expenses include administrative and related expenses of the timeshare (including timeshare development, financing and joint venture results, but excluding reimbursed costs) and ExecuStay business units.
[5]	Administrative and other expenses include lodging segment overhead, joint venture results, amortization, and gains and losses. Does not include any administrative and other expenses related to either the timeshare or ExecuStay business units.

MARRIOTT INTERNATIONAL, INC.

Business Segments

($ in millions)

	Twelve weeks ended
	June 20, 2003	June 14, 2002
SALES
Full-Service	$1,323	1,299
Select-Service	229	238
Timeshare	293	296
Extended-Stay	130	148

Total Lodging	1,975	1,981
Synthetic Fuel	63	53

Total	$2,038	$2,034

SEGMENT FINANCIAL RESULTS
Full-Service	87	103
Select-Service	29	40
Timeshare	44	39
Extended-Stay	15	10

Total Lodging	175	192
Synthetic Fuel	(42)	(43)

Total	$133	$149

	Twenty-four weeks ended
	June 20, 2003	June 14, 2002
SALES
Full-Service	$2,644	$2,520
Select-Service	463	445
Timeshare	560	550
Extended-Stay	254	269

Total Lodging	3,921	3,784
Synthetic Fuel	131	58

Total	$4,052	$3,842

SEGMENT FINANCIAL RESULTS
Full-Service	182	189
Select-Service	53	68
Timeshare	62	70
Extended-Stay	25	18

Total Lodging	322	345
Synthetic Fuel	(101)	(49)

Total	$221	$296

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Second Quarter 2003

Company-Operated North American Properties 1

	12 Weeks Ended June 20, 2003 vs. 12 Weeks Ended June 14, 2002
	REVPAR		Occupancy			Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Marriott Hotels & Resorts	$97.32	-6.8%	70.7%	-2.7%	pts.	$137.73	-3.3%
The Ritz-Carlton	$168.30	-5.3%	67.2%	-3.2%	pts.	$250.38	-0.7%
Renaissance Hotels & Resorts	$90.82	-5.7%	67.2%	-2.0%	pts.	$135.14	-2.9%
Composite—Full-Service	$103.94	-6.4%	69.8%	-2.6%	pts.	$148.92	-2.9%
Residence Inn	$75.82	-4.3%	79.6%	-0.6%	pts.	$95.26	-3.6%
Courtyard	$64.98	-6.7%	70.0%	-2.9%	pts.	$92.82	-2.8%
TownePlace Suites	$45.03	-1.9%	70.9%	-4.0%	pts.	$63.50	3.7%
Composite—Select-Service & Extended-Stay	$65.82	-5.5%	72.4%	-2.3%	pts.	$90.88	-2.5%
Composite—All	$90.51	-6.2%	70.7%	-2.5%	pts.	$127.98	-2.8%

North American Comparable Systemwide Properties [1]

	12 Weeks Ended June 20, 2003 vs. 12 Weeks Ended June 14, 2002
	REVPAR		Occupancy			Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Marriott Hotels & Resorts	$89.78	-6.4%	68.9%	-2.3%	pts.	$130.24	-3.2%
The Ritz-Carlton	$168.30	-5.3%	67.2%	-3.2%	pts.	$250.38	-0.7%
Renaissance Hotels & Resorts	$84.27	-4.9%	66.7%	-1.0%	pts.	$126.42	-3.5%
Composite—Full-Service	$94.86	-6.1%	68.5%	-2.2%	pts.	$138.51	-3.1%
Residence Inn	$73.47	-3.2%	78.4%	-0.3%	pts.	$93.66	-2.8%
Courtyard	$65.88	-4.9%	71.1%	-2.0%	pts.	$92.67	-2.3%
Fairfield Inn	$43.25	-2.7%	66.9%	-1.7%	pts.	$64.66	-0.3%
TownePlace Suites	$45.47	-1.6%	71.7%	-1.9%	pts.	$63.43	0.9%
SpringHill Suites	$57.05	-0.3%	70.8%	-0.9%	pts.	$80.55	1.0%
Composite—Select-Service & Extended-Stay	$60.07	-3.6%	71.8%	-1.5%	pts.	$83.69	-1.7%
Composite—All	$75.51	-5.0%	70.3%	-1.8%	pts.	$107.40	-2.6%

Year-to-Date 2003

Company-Operated North American Properties 1

	24 Weeks Ended June 20, 2003 vs. 24 Weeks Ended June 14, 2002
	REVPAR		Occupancy			Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Marriott Hotels & Resorts	$96.18	-4.6%	69.5%	-1.5%	pts.	$138.46	-2.5%
The Ritz-Carlton	$165.72	-3.7%	65.7%	-2.8%	pts.	$252.28	0.4%
Renaissance Hotels & Resorts	$88.80	-2.9%	66.1%	-0.3%	pts.	$134.24	-2.4%
Composite—Full-Service	$101.29	-4.2%	68.6%	-1.4%	pts.	$147.56	-2.2%
Residence Inn	$74.56	-3.3%	77.6%	-0.2%	pts.	$96.13	-3.1%
Courtyard	$63.55	-3.7%	67.9%	-1.1%	pts.	$93.53	-2.2%
TownePlace Suites	$42.80	-3.0%	67.7%	-5.3%	pts.	$63.19	4.6%
Composite—Select-Service & Extended-Stay	$64.24	-3.2%	70.1%	-1.0%	pts.	$91.59	-1.9%
Total North America	$88.08	-4.0%	69.2%	-1.3%	pts.	$127.32	-2.2%

North American Comparable Systemwide Properties [1]

	24 Weeks Ended June 20, 2003 vs. 24 Weeks Ended June 14, 2002
	REVPAR		Occupancy			Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Marriott Hotels & Resorts	$88.88	-4.2%	67.9%	-1.0%	pts.	$130.99	-2.8%
The Ritz-Carlton	$165.72	-3.7%	65.7%	-2.8%	pts.	$252.28	0.4%
Renaissance Hotels & Resorts	$81.76	-2.0%	64.8%	0.5%	pts.	$126.18	-2.8%
Composite—Full-Service	$92.63	-3.9%	67.3%	-0.9%	pts.	$137.68	-2.6%
Residence Inn	$71.85	-2.1%	76.3%	0.3%	pts.	$94.21	-2.4%
Courtyard	$64.08	-2.3%	68.9%	-0.5%	pts.	$93.05	-1.7%
Fairfield Inn	$40.65	-0.5%	63.4%	-0.5%	pts.	$64.11	0.2%
TownePlace Suites	$43.91	-1.5%	69.1%	-1.8%	pts.	$63.54	1.0%
SpringHill Suites	$55.63	2.7%	68.6%	0.9%	pts.	$81.12	1.4%
Composite—Select-Service & Extended-Stay	$58.13	-1.6%	69.2%	-0.3%	pts.	$84.00	-1.2%
Total North America	$73.33	-2.9%	68.4%	-0.6%	pts.	$107.29	-2.1%

[1]	Composite—All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Second Quarter 2003

Company-Operated International Properties1

	12 Weeks Ended June 20, 2003 vs. 12 Weeks Ended June 14, 2002
	REVPAR		Occupancy			Average Daily Rate
Region	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Caribbean & Latin America	$90.27	8.0%	68.2%	2.8%	pts.	$132.33	3.5%
Continental Europe	$76.46	-11.0%	65.6%	-2.6%	pts.	$116.51	-7.4%
United Kingdom	$99.62	-11.4%	69.2%	-8.3%	pts.	$143.93	-0.9%
Middle East & Africa	$33.39	-19.1%	48.9%	-14.3%	pts.	$68.27	4.5%
Asia Pacific[2]	$40.76	-35.7%	50.1%	-22.2%	pts.	$81.28	-7.3%
Total International	$66.71	-13.8%	60.0%	-9.4%	pts.	$111.16	-0.2%

International Comparable Systemwide Properties[1]

	12 Weeks Ended June 20, 2003 vs. 12 Weeks Ended June 14, 2002
	REVPAR		Occupancy			Average Daily Rate
Region	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Caribbean & Latin America	$84.90	5.7%	66.4%	2.1%	pts.	$127.87	2.4%
Continental Europe	$73.83	-10.3%	61.9%	-3.4%	pts.	$119.19	-5.4%
United Kingdom	$82.49	-8.7%	68.4%	-3.2%	pts.	$120.65	-4.4%
Middle East & Africa	$33.01	-14.2%	48.4%	-10.7%	pts.	$68.19	4.7%
Asia Pacific[2]	$48.49	-28.3%	55.0%	-19.2%	pts.	$88.18	-3.4%
Total International	$68.67	-11.6%	61.3%	-7.8%	pts.	$112.00	-0.4%

Year-to-Date 2003 Company-Operated International Properties[1]

	24 Weeks Ended June 20, 2003 vs. 24 Weeks Ended June 14, 2002
	REVPAR		Occupancy			Average Daily Rate
Region	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Caribbean & Latin America	$95.10	10.7%	68.8%	4.2%	pts.	$138.29	3.9%
Continental Europe	$72.19	-8.6%	62.4%	-1.6%	pts.	$115.67	-6.3%
United Kingdom	$99.18	-9.2%	68.6%	-7.0%	pts.	$144.57	0.2%
Middle East & Africa	$40.62	-2.0%	57.0%	-4.3%	pts.	$71.30	5.4%
Asia Pacific[2]	$47.83	-18.4%	58.1%	-10.9%	pts.	$82.29	-3.1%
Total International	$69.46	-5.8%	62.5%	-4.0%	pts.	$111.07	0.1%

International Comparable Systemwide Properties[1]

	24 Weeks Ended June 20, 2003 vs. 24 Weeks Ended June 14, 2002
	REVPAR		Occupancy			Average Daily Rate
Region	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Caribbean & Latin America	$88.52	9.9%	66.3%	3.7%	pts.	$133.60	3.8%
Continental Europe	$69.25	-7.6%	59.0%	-2.2%	pts.	$117.35	-4.2%
United Kingdom	$79.30	-8.9%	65.4%	-3.1%	pts.	$121.17	-4.6%
Middle East & Africa	$39.98	1.9%	56.3%	-1.9%	pts.	$71.02	5.4%
Asia Pacific[2]	$54.52	-14.2%	61.4%	-9.5%	pts.	$88.83	-0.9%
Total International	$69.82	-5.5%	62.4%	-3.5%	pts.	$111.82	-0.1%

[1]	Statistics are in constant dollars and include results for January through May. Excludes North America.
[2]	Excludes Hawaii.

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products 1

	Number of Properties		Number of Rooms/ Suites
Brand	June 20, 2003	vs. June 14, 2002	June 20, 2003	vs. June 14, 2002
Full-Service Lodging
Marriott Hotels & Resorts	465	+32	170,537	+9,997
The Ritz-Carlton	54	+6	17,210	+1,306
Renaissance Hotels & Resorts	126	+2	45,584	+295
Ramada International	171	+33	23,769	+3,689
Select-Service Lodging
Courtyard	599	+30	85,964	+4,337
Fairfield Inn	516	+22	49,366	+2,002
SpringHill Suites	103	+9	12,002	+1,256
Extended-Stay Lodging
Residence Inn	436	+38	51,879	+4,947
TownePlace Suites	106	+5	10,899	+459
Marriott Executive Apartments	12	—	2,167	+99
Timeshare
Marriott Vacation Club International	44	(1)	7,336	+810
Horizons by Marriott Vacation Club International	2	—	212	+66
The Ritz-Carlton Club	4	—	224	+81
Marriott Grand Residence Club	2	+1	248	+49

Total	2,640	+177	477,397	+29,393

[1]	Total Lodging Products excludes the 3,892 ExecuStay rental units.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

Second Quarter 2003

The reconciliation of the effective income tax rate from continuing operations to the effective income tax rate from continuing operations, excluding the impact of our Synthetic Fuel business is as follows:

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$110	$(42)	$152
Tax (Provision) Benefit	(37)	15	(52)
Tax Credits	53	53	—

Total Tax Benefit (Provision)	16	68	(52)

Income from Continuing Operations, net of taxes	$126	$26	$100
Diluted Shares	244.3	244.3	244.3
Earnings per Share—Diluted	$0.52	$0.11	$0.41
Tax Rate	-14.7%		33.8%

Second Quarter 2002

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$133	$(43)	$176
Tax (Provision) Benefit	(49)	15	(64)
Tax Credits	43	43	—

Total Tax (Provision) Benefit	(6)	58	(64)

Income from Continuing Operations, net of taxes	$127	$15	$112
Diluted Shares	259.8	259.8	259.8
Earnings per Share—Diluted	$0.49	$0.06	$0.44
Tax Rate	4.2%		36.1%

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

Second Quarter YTD 2003

The reconciliation of the effective income tax rate from continuing operations to the effective income tax rate from continuing operations, excluding the impact of our Synthetic Fuel business is as follows:

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$157	$(101)	$258
Tax (Provision) Benefit	(54)	36	(90)
Tax Credits	110	110	—

Total Tax Benefit (Provision)	56	146	(90)

Income from Continuing Operations, net of taxes	$213	$45	$168
Diluted Shares	243.9	243.9	243.9
Earnings per Share—Diluted	$0.87	$0.18	$0.69
Tax Rate	-35.4%		34.7%

Second Quarter YTD 2002

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$251	$(49)	$300
Tax (Provision) Benefit	(90)	17	(107)
Tax Credits	48	48	—

Total Tax (Provision) Benefit	(42)	65	(107)

Income from Continuing Operations, net of taxes	$209	$16	$193
Diluted Shares	260.4	260.4	260.4
Earnings per Share—Diluted	$0.81	$0.06	$0.75
Tax Rate	16.6%		35.7%